Exhibit 24(b)(5) APPLICATION FOR GROUP ANNUITY CONTRACT

Voya Retirement Insurance and Annuity Company
A member of the Voya® family of companies
PO Box 990063
Hartford, CT 06199-0063
As used on this form, the term “Voya,” “VRIAC,” “Company,” “we,” “us” or “our” refers to your plan’s funding agent and/or services provider. That entity is VRIAC. Contact us for more information.
l. APPLICANT INFORMATION
Applicant Name (Employer/Contract Holder)

Address

City		State	ZIP

Tax Identification #

2. ACCOUNT INFORMATION
Full Legal Plan Name
Type of Organization
☐ Governmental Organization	☐ Tax-exempt Organization (includes churches, healthcare organizations and
☐ State, local, county, municipality	private education organizations)
☐ Healthcare	☐ 501(c)(3) Organization (IRS tax-exempt status letter required to be
☐ Public School	submitted for organizations formed after 10/9/69)
☐ K-12	☐ Church, qualified and non-qualified church controlled organizations
☐ High Education	☐ Healthcare
☐ For Profit Organization	☐ Education
☐ Corporation	☐ 501(c)(__) Organization. Type of Entity
☐ Unincorporated (e.g. partnerships,
self-employed & S Corporations)	☐ Other (specify)
Type of Plan (Select one.)
403(b) Plan		457 Plan
☐ 403(b) Non-ERISA public schools and ERISA exempt		☐ Governmental 457(b) (including public schools)
501(c)(3) organizations		☐ Tax-exempt 457(b) top hat (for select management
☐ 403(b) ERISA (generally, 501(c)(3) organization		and/or highly compensated employees)
sponsoring a 403(b) with employer and/or employee		☐ Tax-exempt 457(b) (only non-qualified church
contributions)		controlled organizations)
401(a)/(k) Plan
☐ 401(a)		Other (specify)
☐ 401(k) - employee salary deferral plan
Product (Select one. All products may not be available in all states.)
☐ Voya Custom Choice II		☐ RetireFlex - MF
☐ Voya Retirement Choice II (Fixed Plus Account III)		☐ RetireFlex - SA
☐ Voya Retirement Plus II		☐ Other (specify)

ERISA Status
Is this Plan subject to ERISA Title I? ☐ Yes	☐ No
If “Yes,” indicate the Plan Anniversary (Month/Day) (required)

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3. IMPORTANT NOTICES

Below are notices that apply only in certain states. Please read the following carefully to see if any apply in your state.
Alaska, Maine: Information provided by the applicant are representations and not warranties.
Alabama: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or who knowingly presents false information in an application for insurance is guilty of a crime and may be subject to restitution fines or confinement in prison, or any combination thereof.
California Reg. 789.8: The sale or liquidation of any stock, bond, IRA, certificate of deposit, mutual fund, annuity, or other asset to fund the purchase of this product may have tax consequences, early withdrawal penalties, or other costs or penalties as a result of the sale or liquidation. You or your agent may wish to consult independent legal or financial advice before selling or liquidating any assets and prior to the purchase of any life or annuity products being solicited, offered for sale, or sold.

Colorado: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado division of insurance within the department of regulatory agencies.
Kentucky: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.
Louisiana, New Mexico, Rhode Island, and West Virginia: Any person who knowingly and willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly and willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.
New Jersey: Any person who includes any false or misleading information on an application for an annuity is subject to criminal and civil penalties.
Ohio: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.
Oklahoma: WARNING - Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.
Pennsylvania: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.
Texas: For non-ERISA 403(b) plans in the State of Texas, the Employer acknowledges that this product is only available if the
Employer has sufficient involvement in the Plan that the Plan would be deemed to be “established and maintained by the
Employer,” and confirms that the Plan is eligible for this product.
Virginia, Washington: It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines, and denial of insurance benefits.
Washington D.C.: WARNING - It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.
Arkansas, Maine, and Tennessee: Any person who knowingly and with intent to injure, defraud or deceive any insurance company, submits an application for insurance containing any materially false, incomplete, or misleading information, or conceals for the purpose of misleading, any material fact, is guilty of insurance fraud, which is a crime and in certain states, a felony. Penalties may include imprisonment, fine, denial of benefits, or civil damages.

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4.	CONTRACT HOLDER SIGNATURE AND AUTHORIZATION

By signing this form, I understand that:
•	I am selecting an annuity product to fund a tax-deferred arrangement;
•	the tax laws provided for deferral of taxation of earnings on participant account balances; and
•	although the annuity provides features and benefits that may be of value to participants, it does not provide any additional deferral of taxation beyond that provided by the tax-deferred arrangement itself.
Additionally, I acknowledge that the pre-filled information, as well as the information I have provided is complete and accurate. I further understand that the Company is entitled to rely exclusively on information provided on this form.

All payments and values provided by the group Contract, when based on the investment experience of the Separate Account, are variable and are not guaranteed as to fixed dollar amount. Amounts allocated to the Guaranteed Accumulation Account, if available and withdrawn before a guaranteed term maturity date, and/or amounts allocated to the Fixed Account, if applicable, may be subject to a market value adjustment. The market value adjustment may result in an increase, or a decrease, in a participant’s account value.
I acknowledge receipt of the current annuity prospectus for the group annuity contract or contract disclosure booklet, as well as current fund prospectuses for each of the variable investment options. I HAVE ATTACHED A COPY OF PROSPECTUS RECEIPT
TO THIS APPLICATION (required for registered contracts only). The Effective Date of the Contract is the Contract Holder’s date of signature below.

Contract Holder Signature		Date

Title		City/Town and State Where Signed

Witness Signature		Date

5.	PRODUCER SIGNATURE

Producer Name		License # (if applicable)

Producer Signature		Date

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